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                                 AMENDMENT NO. 1
                                       TO
                              MANAGEMENT AGREEMENT
                                       OF
                                  MARK A. KIRK


         THIS AMENDMENT NO. 1 is made this 14 day of May, 1999, by and between SCOTT TECHNOLOGIES, INC., a Delaware corporation (formerly known as Figgie International Inc. and hereinafter referred to as the "Company") and Mark A. Kirk, an executive officer of the Company (hereinafter referred to as "Executive"):

                              W I T N E S S E T H:

                  WHEREAS, on August 25, 1998 the Company and the Executive entered into a Management Agreement (hereinafter referred to as the "Agreement"); and

                  WHEREAS, the Company and the Executive desire to make certain amendments to the Agreement;

                  NOW, THEREFORE, pursuant to Section 6.3 of the Agreement, the Company and the Executive hereby amend the Agreement effective as of February 10, 1999, as follows:

                  (1) Subsection b of Section 4.4 of the Agreement related to termination of employment by the Executive "With Good Reason" is hereby amended by the addition to said Subsection b of new paragraphs v and vi to read as follows:

                  "v. a move of the Company's Headquarters to a location which is outside of a fifty (50) mile radius of the current location of the Company's Headquarters in Mayfield Heights, Ohio; or



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                  vi.      a relocation of the place where the Executive is
                           assigned to work to a location which is outside of a fifty (50) mile radius of the current location of the Company's Headquarters in Mayfield Heights, Ohio."

                  (2) Section 4.9 of the Agreement is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section
4.9 to read as follows:

                  4.9 VESTING OF STOCK OPTIONS. In the event of a Change in Control the Committee under the Option Plan will cause all stock options granted to the Executive pursuant to the Option Plan to become immediately exercisable as follows:

                  a. SERVICE BASED OPTIONS. Options which would otherwise become exercisable solely upon the passage of time regardless of the price of a Share of Common Stock of the Company shall become exercisable in full upon the Change in Control.

                  b. PERFORMANCE BASED OPTIONS. Options which would otherwise become exercisable upon the attainment of a specified price of a Share of Common Stock of the Company shall become exercisable to the extent that the sales price in the Change in Control transaction satisfies the price targets set forth in the Option Agreement, without regard to the 20 consecutive day price maintenance requirement of the Option Agreement.

                                    In addition, to the extent that the sales
                           price in the Change in Control is above $15.75 per share of Common Stock of the Company, is below $30 per share and is not equal to $18 or $24 per share ($15.75, $18, $24 and $30 are hereinafter referred to as `price


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                           targets'), a part of the Option shall become
                           exercisable equal to the number of Shares which would have become exercisable had the sales price been at the next highest price target multiplied by a fraction the numerator of which shall equal the amount by which the sales price in the Change in Control exceeds the next lower price target and the denominator of which shall equal the amount by which the next highest price target exceeds the next lower price target.

                                    In addition to the above provisions for with
                           respect to the exercisability of the stock option shares in the event of a Change in Control, the Stock Option Committee may in its sole discretion, waive any or all remaining higher stock option price targets and determine to make any or all of such remaining shares exercisable.

         Such stock options as become exercisable in accordance with the preceding provisions shall remain so exercisable until their expiration. The `price targets' referred to in the preceding paragraph will be adjusted for any stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change in accordance with the provisions of Section 8 of the Stock Option Agreement between the Executive and the Company.

                  In the event the proceeds from a sale or disposition of any of the Affiliates which the Company owns on the date of this Agreement are used to provide a dividend to the stockholders of the Company, then immediately upon the effective date of such sale or disposition the Company will cause the stock options, other than the Special Stock Option, granted to the Executive pursuant to the Option Plan


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         to become immediately exercisable in the amounts described above and to remain exercisable in such amounts so that the Executive shall be entitled to become a stockholder of record such that the Executive shall be entitled to receive the benefits of the dividend. In the event a Change in Control occurs after the date such a dividend is provided and the Executive exercises his Special Stock Option, the Company will pay an amount in cash to the Executive equal to the dividend which would have been paid to him if he had been a stockholder of record at the time such a dividend was paid to stockholders of the Company."

                  (3) Subsection b of Section 6.7 of the Agreement is hereby amended by the deletion of said Subsection and the substitution in lieu thereof of a new Subsection b to read as follows:

                  "b.      The term `Change in Control' shall include:

                  i. the receipt by the Company of a Schedule 13D or other advice after the date of execution of this Agreement indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the Company's common stock of any class or any securities convertible into such common stock calculated as provided in paragraph (d) of said Rule 13d-3;

                  ii. the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash,


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                           securities, or other property, other than a merger of
                           the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

                  iii. the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

                  iv. the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or

                  v. such other event as the Compensation Committee of the Board of Directors shall, in its sole and absolute discretion, deem to be a `Change in Control.'"

                  IN WITNESS WHEREOF, the Company, by its duly authorized officers, and the Executive have executed this Amendment No. 1 as of the day and year first above written.

                                                 SCOTT TECHNOLOGIES, INC.
                                                        ("Company")


                                                 By____________________________



                                                 And___________________________




                                                 _______________________________
                                                      Mark A. Kirk ("Executive")




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